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                                                                     EXHIBIT 5.2

                                  MARC LEGAULT
                                CHIEF GEOLOGIST
                  AGNICO-EAGLE MINES LIMITED, LARONDE DIVISION
                                OCTOBER 31, 2002

United States Securities and Exchange Commission

                   Agnico-Eagle Mines Limited (the "Company")

    I am named as having prepared certain information with respect to mineral reserves at the Company's LaRonde Division set forth in its (preliminary) short form base shelf prospectus dated October 31, 2002 (the "Prospectus").

    I consent to the filing of this consent as an exhibit to the Prospectus and to the reference to my name in the Prospectus. I confirm that I have read the Prospectus and have no reason to believe that there is any misrepresentation in the information contained in the Prospectus that is (a) derived from the information I have prepared or (b) within my knowledge as a result of the services performed by me in connection with the preparation of such information.

    This letter is solely for your information in connection with the registration of the securities covered by the Prospectus, and is not to be referred to in whole or in part for any other purpose.

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                                                     Yours very truly,

                                                /s/  MARC LEGAULT
                                                -------------------------
                                                Marc Legault, P. Eng.
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